EXHIBIT 99.1

Camden Property Trust Announces First Quarter 2005 Operating Results

    HOUSTON--(BUSINESS WIRE)--May 5, 2005--Camden Property Trust (NYSE:CPT) announced that its net income ("EPS") for the first quarter of 2005 was $166.7 million or $3.40 per diluted share compared to $9.4 million or $0.22 per diluted share for the same period in 2004. EPS for the three months ended March 31, 2005 included a $2.97 per diluted share impact from gain on sale of properties and discontinued operations, $0.49 per diluted share income from the sale of technology investments, and a $0.28 per diluted share charge for transaction compensation and merger expenses.

    Funds From Operations ("FFO")

    FFO for the first quarter of 2005 totaled $1.10 per diluted share or $54.4 million, as compared to $0.84 per diluted share or $36.8 million reported for the same period in 2004. FFO for the three months ended March 31, 2005 included a $0.49 per diluted share impact from the sale of technology investments, and a $0.28 per diluted share charge for transaction compensation and merger expenses. FFO for the three months ended March 31, 2004 included income of $0.04 per diluted share related to an insurance settlement for lost rents related to a fire in one of Camden's communities in 2000, and $0.02 per diluted share associated with the sale of technology investments. A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

    Summit Merger

    As previously announced, Camden completed its acquisition of Summit Properties Inc. ("Summit") on February 28, 2005. The Company's first quarter 2005 financial results reflect combined operations beginning on the merger date.

    Same-Property Results

    For the 50,970 apartment homes included in consolidated same-property results, first quarter 2005 same-property net operating income ("NOI") growth was 0.0% compared to the first quarter of 2004, with revenues increasing 1.1% and operating expenses increasing 2.7%. On a sequential basis, first quarter 2005 same-property NOI increased 0.4% compared to fourth quarter 2004, with revenues increasing 0.8% and expenses increasing 1.5% compared to the prior quarter. Same-property physical occupancy levels for the combined portfolio averaged 93.8% during the first quarter of 2005, compared to 94.2% in the first quarter of 2004 and 93.5% in the fourth quarter of 2004.
    For the 39,887 apartment homes included in Camden's same-property results, first quarter 2005 revenues increased 0.5% while operating expenses increased 3.4%, producing a 1.5% decline in same-property net operating income ("NOI") compared to the first quarter of 2004. On a sequential basis, first quarter 2005 same-property NOI increased 1.1% compared to fourth quarter 2004, with revenues increasing 0.7% and expenses increasing 0.2% compared to the prior quarter.
    For the 11,083 same-property apartment homes acquired from Summit, first quarter 2005 revenues increased 2.7% while operating expenses increased 0.6%, producing a 3.8% increase in same-property net operating income ("NOI") compared to the first quarter of 2004. On a sequential basis, first quarter 2005 same-property NOI declined by 1.3% compared to fourth quarter 2004, with revenues increasing 1.0% and expenses increasing 5.9% compared to the prior quarter.
    A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.

    Development Activity

    As of March 31, 2005, Camden had two completed apartment communities in lease-up: Summit Las Olas in Fort Lauderdale, FL and Summit Fallsgrove in Rockville, MD, which are currently 91% and 86% leased, respectively. The Company continued construction during the quarter on seven apartment communities (including one joint venture community), four of which were originally Summit developments. Of those projects, two are currently in lease-up: Camden Lago Vista in Orlando, FL and Camden Westwind in Ashburn, VA (joint venture) are currently 34% and 6% leased, respectively. The remaining five communities under construction are expected to begin lease-ups later in 2005.
    Camden also announced three new development starts during the quarter: Camden Old Creek in San Marcos, CA, with 350 apartment homes; Camden Monument Place in Fairfax, VA, with 368 apartment homes; and Camden Potomac Yards in Arlington County, VA, with 379 apartment homes. Initial occupancy for the first two projects is expected to occur in the second quarter of 2006, with Camden Potomac Yards opening by the end of 2006.

    Disposition Activity

    During the quarter, Camden disposed of a 432-home apartment community in Las Vegas, NV for $36.5 million. The Company also contributed 12 communities containing 4,034 apartment homes (located in Houston, TX, Dallas, TX, Las Vegas, NV, Phoenix, AZ and Orange County, CA) for approximately $398 million to a recently formed joint venture. (See press release dated March 21, 2005 for additional details on the joint venture). At March 31, 2005, the Company had two apartment communities located in Tampa, FL and Atlanta, GA designated as held for sale. Subsequent to quarter-end, Camden sold the 454-home apartment community in Tampa, FL for $61.5 million and expects to complete the sale of the 431-home Atlanta apartment community during the second quarter of 2005.

    Earnings Guidance

    The Company maintained earnings guidance for 2005 of FFO between $3.39 and $3.59 per diluted share, and provided guidance for second quarter 2005 FFO of $0.78 to $0.82 per diluted share. EPS is expected to be between $0.33 and $0.37 per diluted share for the second quarter of 2005, and between $3.20 and $3.40 for full-year 2005, excluding any future gains from potential property or land sales. The 2005 guidance is based on projections of same-property NOI growth between 1.0% and 3.0%, acquisitions of $200-$300 million, dispositions of $200-$300 million and future development starts of $200-$300 million. Camden updates its earnings guidance to the market on a quarterly basis. A reconciliation of expected net income to expected FFO is included in the financial tables accompanying this press release.

    Conference Call

    The Company will hold a conference call on Friday, May 6, 2005 at 10:00 a.m. Central Time to review its first quarter results and discuss its outlook for future performance. To participate in the call, please dial 800-510-9836 (domestic) or 617-614-3670
(international) by 9:50 a.m. Central Time and request the Camden Property Trust First Quarter Earnings Call, Conference Passcode #44829337, or join the live webcast of the conference call by accessing the Investor Relations section of the Company's website at www.camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company's website or by calling Camden's Investor Relations Department at 800-922-6336.

    Forward-Looking Statements

    In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

    About Camden

    Camden Property Trust is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 191 properties containing 65,992 apartment homes across the United States. Upon completion of ten properties under development, the Company's portfolio will increase to 69,617 apartment homes in 201 properties.
    For additional information, please contact Camden's Investor Relations Department at 800-922-6336 or 713-354-2787 or access our Web site at http://www.camdenliving.com.


CAMDEN                                               OPERATING RESULTS
            (In thousands, except per share and property data amounts)
----------------------------------------------------------------------
(Unaudited)                                  Three Months Ended
                                                  March 31,
                                        -----------------------------
OPERATING DATA                             2005 (a)        2004
--------------                          -----------------------------
Property Revenues
Rental revenues                              $107,317        $93,654
Other property revenues                         9,824          8,243
                                        -----------------------------
   Total property revenues                    117,141        101,897

Property Expenses
Property operating and maintenance             34,194         29,461
Real estate taxes                              13,193         11,181
                                        -----------------------------
   Total property expenses                     47,387         40,642

Non-property income
Development, construction, and other
 fees                                           7,306          2,181
Sale of technology investments                 24,199            863
Other income                                    3,223          3,418
                                        -----------------------------
   Total non-property income                   34,728          6,462

Other expenses
Property management                             3,220          2,869
Fee and asset management                        1,948            989
General and administrative                      5,276          4,186
Transaction compensation and merger
 expenses                                      13,824              -
Interest                                       23,501         21,135
Amortization of deferred financing costs        1,221            764
Depreciation and amortization                  33,084         25,793
                                        -----------------------------
   Total other expenses                        82,074         55,736
                                        -----------------------------

Income from continuing operations before
 gain on sale of properties, impairment
 loss on land held for sale, equity in
 income of joint ventures and minority
 interests                                     22,408         11,981
Gain on sale of properties, including
 land                                         132,128          1,255
Impairment loss on land held for sale               -         (1,143)
Equity in income of joint ventures                110             99
Income allocated to minority interests
   Distributions on perpetual preferred
    units                                      (1,778)        (2,843)
   Original issuance costs on redeemed
    perpetual preferred units                    (365)             -
   Income allocated to common units            (1,145)          (713)
                                        -----------------------------
Income from continuing operations             151,358          8,636
   Income from discontinued operations            926            795
   Income from discontinued operations
    allocated to common units                       -            (43)
   Gain on sale of discontinued
    operations                                 14,380              -
                                        -----------------------------
Net income                                   $166,664         $9,388
                                        =============================

PER SHARE DATA
--------------
  Net income - basic                            $3.63          $0.23
  Net income - diluted                           3.40           0.22
  Income from continuing operations -
   basic                                         3.30           0.21
  Income from continuing operations -
   diluted                                       3.09           0.20

Weighted average number of common and
 common equivalent shares outstanding:
     Basic                                     45,900         40,031
     Diluted                                   49,374         42,146

PROPERTY DATA
-------------
  Total operating properties (end of
   period) (b)                                    192            144
  Total operating apartment homes in
   operating properties (end of
   period) (b)                                 66,446         51,344
  Total operating apartment homes
   (weighted average)                          50,656         46,912
  Total operating apartment homes -
   excluding discontinued operations
   (weighted average)                          49,933         45,474

(a) The Company's 2005 financial results include the results of Summit subsequent to February 28, 2005.

(b) Includes joint ventures and properties held for sale.

Note: Please refer to following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.


CAMDEN                                           FUNDS FROM OPERATIONS
            (In thousands, except per share and property data amounts)
----------------------------------------------------------------------
 (Unaudited)                                     Three Months Ended
                                                     March 31,
                                              ------------------------
 FUNDS FROM OPERATIONS                          2005 (a)      2004
 ---------------------                        ------------------------

   Net income                                     $166,664     $9,388
   Real estate depreciation and amortization
    from continuing operations                      32,458     25,304
   Real estate depreciation from discontinued
    operations                                           -        816
   Adjustments for unconsolidated joint
    ventures                                           668        522
   Income from continuing operations allocated
    to common units                                  1,145        713
   Income from discontinued operations
    allocated to common units                            -         43
   (Gain) on sale of operating properties         (132,117)         -
   (Gain) on sale of discontinued operations       (14,380)         -
                                              ------------------------
      Funds from operations - diluted              $54,438    $36,786
                                              ========================

 PER SHARE DATA
 --------------
   Funds from operations - diluted                   $1.10      $0.84
   Cash distributions                                 0.64       0.64

 Weighted average number of common and common
  equivalent shares outstanding:
      FFO - diluted                                 49,374     44,025

 PROPERTY DATA
 -------------
   Total operating properties (end of period)
    (b)                                                192        144
   Total operating apartment homes in
    operating properties (end of period) (b)        66,446     51,344
   Total operating apartment homes (weighted
    average)                                        50,656     46,912
   Total operating apartment homes - excluding
    discontinued operations (weighted average)      49,933     45,474


(a) The Company's 2005 financial results include the results of Summit subsequent to February 28, 2005.
(b) Includes joint ventures and properties held for sale.

Note: Please refer to following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.


CAMDEN                                                  BALANCE SHEETS
                                                        (In thousands)
----------------------------------------------------------------------

(Unaudited)                            Mar 31,    Dec 31,    Sep 30,
                                        2005       2004       2004
                                     ---------------------------------
ASSETS
  Real estate assets, at cost
  Land                                 $655,321   $399,054   $406,760
  Buildings and improvements          3,811,892  2,511,195  2,583,555
                                     ---------------------------------
                                      4,467,213  2,910,249  2,990,315
  Accumulated depreciation             (658,683)  (688,333)  (680,184)
                                     ---------------------------------
    Net operating real estate assets 3,808,530 2,221,916 2,310,131 Properties under development,
   including land                       348,202    176,769    174,351
  Investment in joint ventures           38,107      9,641     10,076
  Properties held for sale               70,449     62,418      1,800
                                     ---------------------------------
    Total real estate assets          4,265,288  2,470,744  2,496,358
Accounts receivable - affiliates         33,587     31,380     30,434
Notes receivable
  Affiliates                             10,729     10,367     10,010
  Other                                  32,274     44,547     53,599
Other assets, net (a)                    95,941     66,164     49,804
Cash and cash equivalents                 6,351      2,253      2,465
Restricted cash                           5,835      3,909      4,259
                                     ---------------------------------
    Total assets                     $4,450,005 $2,629,364 $2,646,929
                                     =================================



LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Notes payable
    Unsecured                        $1,900,710 $1,407,208 $1,435,197
    Secured                             675,473    169,197    170,129
Accounts payable                         54,975     31,904     28,794
Accrued real estate taxes                17,179     27,324     32,732
Accrued expenses and other
 liabilities                            131,155     65,237     48,192
Distributions payable                    15,223     30,412     30,331
                                     ---------------------------------
    Total liabilities                 2,794,715  1,731,282  1,745,375

Commitments and contingencies

Minority interests
  Perpetual preferred units              97,925    115,060    115,060
  Common units                          121,734     44,507     43,881
  Other minority interests                9,880          -          -
                                     ---------------------------------
    Total minority interests            229,539    159,567    158,941

Shareholders' equity
  Common shares of beneficial
   interest                                 605        486        486
  Additional paid-in capital          1,903,541  1,348,848  1,346,040
  Distributions in excess of net
   income                              (224,533)  (361,973)  (353,996)
  Unearned restricted share awards      (15,185)   (13,023)   (14,069)
  Employee notes receivable              (3,097)         -          -
  Treasury shares, at cost             (235,580)  (235,823)  (235,848)
                                     ---------------------------------
    Total shareholders' equity        1,425,751    738,515    742,613
                                     ---------------------------------
    Total liabilities and
     shareholders' equity            $4,450,005 $2,629,364 $2,646,929
                                     =================================

(a) includes net deferred charges of:   $13,386    $11,361     $8,917



(Unaudited)                               Jun 30,         Mar 31,
                                           2004            2004
                                     ---------------------------------
ASSETS
  Real estate assets, at cost
  Land                                       $406,626        $404,113
  Buildings and improvements                2,573,099       2,538,193
                                     ---------------------------------
                                            2,979,725       2,942,306
  Accumulated depreciation                   (653,581)       (627,808)
                                     ---------------------------------
    Net operating real estate assets        2,326,144       2,314,498
  Properties under development,
   including land                             163,326         156,466
  Investment in joint ventures                 10,371          10,754
  Properties held for sale                      1,800           1,800
                                     ---------------------------------
    Total real estate assets                2,501,641       2,483,518
Accounts receivable - affiliates               29,981          28,984
Notes receivable
  Affiliates                                    9,665           9,335
  Other                                        48,333          41,685
Other assets, net (a)                          48,063          42,922
Cash and cash equivalents                       1,922           3,836
Restricted cash                                 4,841           6,794
                                     ---------------------------------
    Total assets                           $2,644,446      $2,617,074
                                     =================================



LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Notes payable
    Unsecured                              $1,332,216      $1,291,074
    Secured                                   229,423         230,622
Accounts payable                               31,309          26,112
Accrued real estate taxes                      21,935          14,165
Accrued expenses and other
 liabilities                                   43,957          54,397
Distributions payable                          31,038          30,974
                                     ---------------------------------
    Total liabilities                       1,689,878       1,647,344

Commitments and contingencies

Minority interests
  Perpetual preferred units                   149,815         149,815
  Common units                                 44,884          45,711
  Other minority interests                          -               -
                                     ---------------------------------
    Total minority interests                  194,699         195,526

Shareholders' equity
  Common shares of beneficial
   interest                                       485             484
  Additional paid-in capital                1,344,366       1,340,564
  Distributions in excess of net
   income                                    (333,416)       (314,720)
  Unearned restricted share awards            (15,384)        (15,937)
  Employee notes receivable                         -               -
  Treasury shares, at cost                   (236,182)       (236,187)
                                     ---------------------------------
    Total shareholders' equity                759,869         774,204
                                     ---------------------------------
    Total liabilities and
     shareholders' equity                  $2,644,446      $2,617,074
                                     =================================

(a) includes net deferred charges of:          $8,756          $9,313


CAMDEN                                     NON-GAAP FINANCIAL MEASURES
                                         DEFINITIONS & RECONCILIATIONS
                              (In thousands, except per share amounts)
----------------------------------------------------------------------
(Unaudited)

This document contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.


FFO
---
The National Association of Real Estate Investment Trusts ("NAREIT") currently defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from of depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden's definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income to FFO is provided below:


                                                   Three Months Ended
                                                       March 31,
                                                   ------------------
                                                     2005     2004
                                                   ------------------
  Net income                                       $166,664   $9,388
  Real estate depreciation and
   amortization from continuing
   operations                                        32,458   25,304
  Real estate depreciation from
   discontinued operations                                -      816
  Adjustments for unconsolidated
   joint ventures                                       668      522
  Income from continuing
   operations allocated to
   common units                                       1,145      713
  Income from discontinued
   operations allocated to
   common units                                           -       43
  (Gain) on sale of operating
   properties                                      (132,117)       -
  (Gain) on sale of discontinued
   operations                                       (14,380)       -
                                                   ------------------
     Funds from operations -
      diluted                                       $54,438  $36,786
                                                   ==================

Weighted average number of
 common and common equivalent
 shares outstanding:
     EPS diluted                                     49,374   42,146
     FFO diluted                                     49,374   44,025

 Net income per common share -
  diluted                                             $3.40    $0.22
 FFO per common share - diluted                       $1.10    $0.84

Expected FFO
--------------------------------
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income
(EPS). A reconciliation of the ranges provided for expected net income per diluted share to expected FFO per diluted share is provided below:
                                   2Q05              2005
                                   Range             Range
                                    Low     High      Low      High
                                 ----------------- ------------------

Expected net income per share -
 diluted                           $0.33    $0.37     $3.20    $3.40
Expected real estate
 depreciation                       0.80     0.80      3.10     3.10
Expected adjustments for
 unconsolidated joint ventures      0.02     0.02      0.08     0.08
Expected income allocated to
 common units                       0.00     0.00      0.00     0.00
Expected (gain) on sale of
 properties and properties held
 for sale                          (0.37)   (0.37)    (3.00)   (3.00)
                                 ----------------- ------------------
Expected FFO per share - diluted   $0.78    $0.82     $3.39    $3.59

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.



Net Operating Income (NOI)
--------------------------
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income to net operating income is provided below:

                                                   Three Months Ended
                                                       March 31,
                                                   ------------------
                                                     2005     2004
                                                   ------------------
Net income                                         $166,664   $9,388
Development, construction and
 other fees                                          (7,306)  (2,181)
Sale of technology investments                      (24,199)    (863)
Other income                                         (3,223)  (3,418)
Property management expense                           3,220    2,869
Fee and asset management expense                      1,948      989
General and administrative
 expense                                              5,276    4,186
Transaction compensation and
 merger expenses                                     13,824        -
Interest expense                                     23,501   21,135
Amortization of deferred
 financing costs                                      1,221      764
Depreciation and amortization                        33,084   25,793
Gain on sale of properties,
 including land                                    (132,128)  (1,255)
Impairment loss on land held for
 sale                                                     -    1,143
Equity in income of joint
 ventures                                              (110)     (99)
Distributions on perpetual
 preferred units                                      1,778    2,843
Original issuance costs on redeemed
 perpetual preferred units                              365        -
Income allocated to common units                      1,145      713
Income from discontinued
 operations                                            (926)    (795)
Income from discontinued operations
 allocated to common units                                -       43
Gain on sale of discontinued
 operations                                         (14,380)       -
                                                   ------------------
   Net Operating Income (NOI)                       $69,754  $61,255

CPT-"Same Property" Communities                     $50,979  $51,753
Summit-"Same Property"
 Communities                                         $7,272       $0
CPT Non-"Same Property"
 Communities                                         $4,362   $2,997
Summit Non-"Same Property"
 Communities                                         $1,090       $0
Development and Lease-Up
 Communities                                           $496       $0
Dispositions / Other                                 $5,555   $6,505
                                                   ------------------
  Net Operating Income (NOI)                        $69,754  $61,255


EBITDA
------
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in income of joint ventures, gain on sale of real estate assets, and income allocated to minority interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income to EBITDA is provided below:

                                                   Three Months Ended
                                                        March 31,
                                                   ------------------
                                                     2005     2004
                                                   ------------------
Net income                                         $166,664   $9,388
Interest expense                                     23,501   21,135
Amortization of deferred
 financing costs                                      1,221      764
Depreciation and amortization                        33,084   25,793
Distributions on perpetual
 preferred units                                      1,778    2,843
Original issuance costs on redeemed
 perpetual preferred units                              365        -
Income allocated to common units                      1,145      713
Real estate depreciation from
 discontinued operations                                  -      816
Gain on sale of properties,
 including land                                    (132,128)  (1,255)
Impairment loss on land held for
 sale                                                     -    1,143
Equity in income of joint
 ventures                                              (110)     (99)
Gain on sale of discontinued
 operations                                         (14,380)       -
Minority interests from
 discontinued operations                                  -       43
                                                   ------------------
 EBITDA                                             $81,140  $61,284


    CONTACT: Camden Property Trust, Houston
             Kim Callahan, 713-354-2549